UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): November 21, 2006
NATIONAL ENERGY GROUP, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE (State of incorporation or organization)	0-19136 (Commission file number)	58-1922764 (I.R.S. employer identification number)

1400 ONE ENERGY SQUARE 4925 GREENVILLE AVENUE DALLAS, TEXAS	75206 (Zip code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (214) 692-9211
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 1.02. Termination of a Material Definitive Agreement.
Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 2.05. Costs Associated with Exit or Disposal Activities.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of
Principal Officers; Compensatory Arrangements of Certain Officers.
Sale of NEG Holding LLC Membership Interest to NEG Oil & Gas LLC; Closing of SandRidge Energy Transaction; Termination of Merger Agreement
     As previously announced by National Energy Group, Inc. (“NEGI” or the “Company”), on November 21, 2006 the Company consummated its previously disclosed agreement (the “NEG Oil & Gas Agreement”) dated October 25, 2006 with NEG Oil & Gas LLC (“NEG Oil & Gas”), NEG, Inc. (“IPO Co”) and American Real Estate Holdings Limited Partnership (“AREH”) pursuant to which NEG Oil & Gas purchased the Company’s 50% membership interest in NEG Holding LLC (“Holding LLC”) for cash under the purchase option set forth in Section 5.4 of Holding LLC’s Operating Agreement dated as of May 1, 2001 (the “Holding LLC Operating Agreement”). Under Section 5.4 of the Holding LLC Operating Agreement, NEG Oil & Gas was permitted to purchase the Company’s membership interest in Holding LLC at a price equal to the fair market value of such interest determined as if Holding LLC had sold all of its assets for fair market value and liquidated. NEG Oil & Gas, which was previously a wholly-owned indirect subsidiary of American Real Estate Partners, L.P. (“AREP”) and the prior owner of 50.01% of the Company’s common stock, was sold to Riata Energy, Inc, currently doing business as SandRidge Energy, Inc. (“SandRidge Energy”), in the transaction described in the next paragraph. In connection with the foregoing transactions, AREP O &G Holding LLC (“AREP O & G”), which is a wholly-owned indirect subsidiary of AREP, became the owner of the 50.01% equity interest in the Company previously held by NEG Oil & Gas.
     In addition, as previously announced by the Company, on November 21, 2006 SandRidge Energy consummated its option to acquire NEG Oil & Gas, which held all of AREP’s oil and gas investments, pursuant to a definitive agreement (the “SandRidge Energy Agreement”) dated such date entered into by NEG Oil & Gas, AREP and SandRidge Energy under the previously announced letter of intent dated September 7, 2006 among such parties. Such oil and gas investments include Holding LLC, NEG Operating LLC (“Operating LLC”), a wholly-owned subsidiary of Holding LLC, National Onshore LP (“National Onshore”), a wholly-owned subsidiary of NEG Oil & Gas, and National Offshore LP (“National Offshore”), also a wholly-owned subsidiary of NEG Oil & Gas. NEGI managed Operating LLC, National Onshore and National Offshore pursuant to management agreements that have been terminated as described below. The transaction did not include the acquisition of any of NEGI’s common stock by SandRidge Energy. The Company was not a party to the SandRidge Energy Agreement.
     In connection with the foregoing and effective November 21, 2006, (i) the management agreements pursuant to which the Company managed the operations of Operating LLC, National Onshore and National Offshore were automatically terminated as required by the NEG Oil & Gas Agreement, (ii) the previously announced Agreement and Plan of Merger dated December 7, 2005 (the “Merger Agreement”) among NEGI, NEG Oil & Gas, IPO Co and, for certain purposes, AREH, pursuant to which the Company was to have been merged into IPO Co in connection with its proposed initial public offering, was automatically terminated as required by the NEG Oil & Gas Agreement, (iii) any assets or property of NEG Oil & Gas and its subsidiaries owned by them but in NEGI’s possession (including, without limitation, information technology, software and data relevant to the oil and gas operations of NEG Oil & Gas or its subsidiaries) were transferred and delivered to NEG Oil & Gas or its subsidiaries, as designated by NEG Oil & Gas, as required by the NEG Oil & Gas Agreement, and (iv) most of the Company’s employees became employees of SandRidge Energy, including the following officers: Randy Cooley, NEGI’s chief financial officer, as well as Rick Kirby, Kent Lueders, David Rigsby, Jenny Robins, Lori Mauk and Wayne Campbell, each of whom was an NEGI vice president. Bob G. Alexander remains chief executive officer of the Company and the Company’s board of directors remains unchanged.
     The Company’s board of directors intends to consider the replacement of its departed chief financial officer at a meeting thereof anticipated to be held in early December 2006. However, the board of directors does not have any present intention to replace any such other departed officers at this time.
     As required by the NEG Oil & Gas Agreement, on November 21, 2006 (i) NEGI received the sum of $260,825,071 from NEG Oil & Gas, which the parties agreed was the amount owing to NEGI under Section 5.4 of the Holding LLC Operating Agreement; (ii) the liens in favor of NEG Oil & Gas with respect to NEGI’s membership interest in Holding LLC, and the proceeds thereof, under the NEG Operating LLC credit facility were released and terminated, and (iii) the Company paid in full the outstanding principal of and accrued interest on its 10.75% senior notes due October 31, 2007 (the “Senior Notes”) in the aggregate amount of $149,569,077. Such payment was made to AREP O & G, as the holder of the Senior Notes. After giving effect to the repayment of the Senior Notes, the remaining proceeds to the Company from the sale of its membership interest in Holding LLC was $111,255,994.

Severance Payments
On October 13, 2006, in anticipation of the sale of the Company’s membership interest in Holding LLC, the Company’s board of directors authorized certain termination and severance payments to full time Company employees, excluding the Company’s chief executive officer, that were tied to the Company’s previously approved 2005 and 2006 bonus programs. Under the arrangement authorized by the board, all full time employees that remained with the Company through the consummation of any such sale would become entitled to aggregate payments equal to (i) the anticipated amount of the bonuses payable pursuant to the Company’s 2006 bonus program and (ii) any previously deferred amounts due under the Company’s 2005 bonus plan. Based on such arrangements, the Company paid approximately $2.3 million to employees in connection with the consummation of the NEG Oil & Gas Agreement. Approximately $1.1 million of such amount had been previously accrued as compensation expenses by the Company in the ordinary course of business under its 2005 and 2006 bonus programs. The additional $1.2 million in compensation expense was recorded at the time of such payments. The following officers of the Company participated in such payments in the indicated amounts:

	2006 Bonus	2005 Deferred Bonus
Wayne Campbell	$90,000.00	$35,000.00
Randall Cooley	95,000.00	36,800.00
Philip Devlin	95,000.00	40,000.00
Rick Kirby	76,313.00	35,000.00
Kent Lueders	66,000.00	29,480.00
Lori Mauk	70,000.00	27,000.00
David Rigsby	60,638.00	28,000.00
Jenny Robins	91,000.00	28,000.00

Totals	$643,951.00	$259,280.00
The Company’s board of directors has not determined the amount of bonus, if any, that may be paid to Bob G. Alexander, the Company’s chief executive officer, in connection with the consummation of the NEG Oil & Gas Agreement.
Post Transaction Status of National Energy Group, Inc.
     As a result of the consummation of the transactions contemplated by the NEG Oil & Gas Agreement and the SandRidge Energy Agreement, the Company’s assets now consist primarily of its cash balances in the approximate amount of $111 million, and its only known liabilities now consist of the tax liability noted in the next sentence and short term liabilities relating to its operations, including employee payroll, legal fees and trade payables. As a result of the November 21, 2006 purchase of NEGI’s membership interest in Holding LLC, and based on currently available information, NEGI estimates that its 2006 federal and state income tax liability relating to such transaction could range from approximately $28 to $35 million.
     As previously announced, it is anticipated that the Company will distribute to its common stockholders (including AREP O & G), through a dividend or a tender offer, an aggregate of approximately $37 million out of its available cash balances. The Company’s board of directors intends to consider the timing and form of such distribution at a meeting anticipated to occur in early December 2006. There can be no assurance that such distribution will take place or, if it does take place, the timing thereof.
     Following any such distribution and after giving effect to any necessary tax reserves or payments, the Company will continue to retain cash balances (approximating, based on currently available information, $40 to $46 million). The Company’s board of directors intends to consider the appropriate application of such funds, including but not limited to the possible acquisition of producing oil and gas properties and related businesses and assets or the equity in another entity which owns such properties, businesses and assets. There can be no assurance that the Company’s board of directors will authorize any such transaction or, if so authorized, that it will successfully identify, or consummate the acquisition of, appropriate assets or businesses.
     Pending the distribution of funds to the Company’s stockholders, through the dividend or tender offer noted above, and the subsequent possible redeployment of remaining funds through an acquisition, as noted above, the Company intends to invest such funds in appropriate investments. As a result, under such circumstances, the Company’s principal business operations could be the management, through only a limited number of remaining employees, of its then available cash balances.
     As a result of the foregoing, because NEGI’s principal assets will consist of cash balances and investments thereof, it could be subject to regulation as an “investment company” under Sections 3(a)(1)(A) or (C) of the Investment Company Act of 1940, as amended (the “Act”), unless it conducts itself in a manner which avoids such status or otherwise does not require NEGI to register under the Act. In that regard, Rule 3a-2 of the Act provides for a “transient investment company” period, which allows a company with a bona fide intention to engage primarily, as soon as reasonably possible (but in no event past the first anniversary), in a business other than that of investing, reinvesting, owning, holding or trading securities to avoid registration under the Act for up to one year. As required under Rule 3a-2, NEGI’s board of directors has adopted a resolution indicating that it has the present intention to be engaged in and consider the feasibility, costs, risks, profit potential and such other matters prudent and appropriate for the selection of, and to allow it to become engaged in a business or businesses other than investing, reinvesting, owning, holding or trading in securities, directly or through majority owned subsidiaries, by no later than November 21, 2007.
     Following the consummation of the transactions contemplated by the NEG Oil & Gas Agreement and the SandRidge Energy Agreement, NEGI now constitutes a “shell company” within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Pro Forma Financial Information
     In accordance with the applicable rules under the Exchange Act, NEGI has filed herewith as Exhibit 99.1 pro forma financial information for the year ended December 31, 2005, and as of September 30, 2006 and the nine month period then ended that gives effect to the sale of its membership interest in

Holding LLC, the termination of its management agreements with Operating LLC, National Onshore and National Offshore and any other relevant matters covered by the NEG Oil & Gas Agreement and the SandRidge Energy Agreement.
FORWARD-LOOKING STATEMENTS
     This Current Report may contain projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any such projections or statements reflect the Company’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such projections will be achieved and actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ materially from those projected is included in the Company’s periodic reports filed with the Securities and Exchange Commission.
Item 9.01 Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired
     Not applicable.
     (b) Pro Forma Financial Information
     The unaudited pro forma financial statements of National Energy Group, Inc., as of and for the nine months ended September 30, 2006 and for the year ended December 31, 2005 are filed as Exhibit 99.1 to this Current Report and incorporated by reference herein.
     (c) Shell Company Transactions
     Not applicable.
     (d) Exhibits

EXHIBIT
NUMBER		DESCRIPTION
99.1	—	Unaudited Pro Forma Financial Information.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL ENERGY GROUP, INC.

Date: November 28, 2006	By:	/s/ Philip D. Devlin

	Name:	Philip D. Devlin
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Unaudited Pro Forma Financial Information.